Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(2)

(Form Type)

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $1.00 per share(1)	415(a)(6)	–	$1,500,000,000 (1)	–	424B2	333-269718	February 13, 2023	$165,300.00
	Total Offering Amounts				$1,500,000,000	0
	Total Fee Previously Paid					0
	Total Fee Offsets					0
	Net Fee Due					0

(1)	Healthpeak Properties, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $1,250,000,000, offered by means of a prospectus supplement dated February 19, 2020 (the “2020 Prospectus Supplement”) and an accompanying prospectus dated May 31, 2018 pursuant to a Registration Statement on Form S-3 (Registration No. 333-225318) filed on May 31, 2018 (the “2018 Registration Statement”). In connection with the filing of the 2020 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $151,211.11. No securities were offered or sold pursuant to the 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated May 13, 2021 (the “2021 Prospectus Supplement,”) and an accompanying prospectus dated May 13, 2021, pursuant to a Registration Statement on Form S-3 (Registration No. 333- 256055) filed on May 13, 2021 (the “2021 Registration Statement,”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,500,000,000, of which shares having an aggregate offering price of $1,250,000,000 represented unsold securities previously registered pursuant to the 2020 Prospectus Supplement. In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $27,275, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2021 Prospectus Supplement that were not unsold securities registered pursuant to the 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated February 17, 2023 (the “2023 Prospectus Supplement,” and, together with the 2020 Prospectus Supplement and the 2021 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated February 10, 2023, pursuant to a Registration Statement on Form S-3 (Registration No. 333-269718) filed on February 13, 2023 (the “2023 Registration Statement,” and, together with the 2018 Registration Statement and the 2021 Registration Statement, the “Prior Registration Statements”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,500,000,000, of which shares having an aggregate offering price of $1,177,755,251 represented unsold securities previously registered pursuant to the 2021 Prospectus Supplement. In connection with the filing of the 2023 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $25,158.03, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2023 Prospectus Supplement that were not unsold securities registered pursuant to the 2021 Prospectus Supplement. No securities were offered or sold pursuant to the 2023 Prospectus Supplement. Accordingly, shares of common stock having a proposed maximum offering price of $1,500,000,000 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $1,500,000,000 offered hereby are unsold securities previously registered on the 2023 Registration Statement, for which a filing fee of $165,300.00 was previously paid to the Securities and Exchange Commission on the dates described above and will continue to be applied to such unsold securities. The 2023 Registration Statement terminated effective upon the filing of a Registration Statement on Form S-3 (Registration Nos. 333-276954 and 333-276954-01) filed on February 8, 2024.